ALPHA INDUSTRIES, INC. AND SUBSIDIARIES


                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                                  Jurisdiction of Incorporation
----                                                                  -----------------------------

Alpha Industries Limited                                                         England

Alpha Industries GmbH                                                            Germany

Alpha Securities Corporation                                                     Massachusetts

CFP Holding Company, Inc.                                                        Washington

Trans-Tech, Inc.                                                                 Maryland

Alpha FSC, Inc.                                                                  Barbados